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                                  EXHIBIT 10.3

                    Escrow Agreement with Harbor National Bank

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                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of November 1, 2001 by and between InPurple, Inc., a Delaware corporation qualified to do business in California (the "Issuer"), and Harbor National Bank, a national banking association (the "Escrow Agent"), collectively referred to herein as the "parties".

                                    RECITALS:

     A. The Issuer has prepared a Prospectus dated November __, 2001 (the "Prospectus"), a copy of which has been provided to the Escrow Agent in draft form. The final form approved by the SEC shall be provided to the Escrow Agent when the Form SB-2 registration statement, which includes the form of the Prospectus, has been declared effective by the SEC.

     B. The Issuer proposes to offer for sale to investors, through the best efforts of its officers and directors, up to 400,000 shares of its common stock (the "Shares"), at an offering price of $5.00 per Share, resulting in a maximum offering of $2,000,000 (the "Maximum"). The minimum offering will be 180,000 Shares for $900,000 (the "Minimum").

     C. There is no minimum amount of Shares that must be purchased by an investor.

     D. The Issuer proposes to establish an escrow account with the Escrow Agent for the Offering, and the Escrow Agent is willing to establish and maintain such escrow account on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the mutual covenants herein contained, the parties hereto agree as follows:

     1.   ESTABLISHMENT OF THE ESCROW ACCOUNT.

          1.1 The parties hereto shall establish an interest-bearing, bank money market escrow account at the office of the Escrow Agent located at 895 Dove Street, Suite 100, Newport Beach, California (the "Escrow Account"), in accordance with Rule 15c2-4 of the Securities and Exchange Commission. The name of the Escrow Account shall be "Harbor National Bank as Escrow Agent for InPurple, Inc." The Issuer will instruct subscribers to make checks for subscriptions payable to the order of "Harbor National Bank as Escrow Agent for InPurple, Inc." or to the order of the Escrow Agent or the Issuer, or to wire transfer funds to the


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Escrow Agent, with reference to the account number of the Escrow Account. Any checks received that are made payable to, or funds wire transferred to, a party other than the Escrow Agent or the Issuer, shall be returned to the subscriber who submitted the check or wire.

     2.   ESCROW PERIOD.

          The Escrow Period shall begin as of the date of this Agreement and shall terminate upon the earlier to occur of the following dates (the "Termination Date"):

          (a) January 31, 2002; or

          (b) the date upon which the Escrow Agent receives cleared funds for the Maximum; or

          (c) the date upon which the Escrow Agent receives written notice from the Issuer that the Offering has been terminated. The Issuer shall be entitled to terminate the Offering and the Escrow, either prior to or after the Escrow Agent's receipt of the Minimum, by giving joint written instructions to the Escrow Agent to terminate the Escrow. If such joint termination instructions are received by the Escrow Agent prior to the Escrow Agent's receipt of the Minimum, then the Escrow Agent shall disburse the Escrow Amount, as defined in Section
3.1 hereof, pursuant to the provisions of Section 4.1 hereof. If such termination instructions are received by the Escrow Agent after the Escrow Agent's receipt of the Minimum, then the Escrow Agent shall disburse the Escrow Amount pursuant to the provisions of Sections 4.2 and 4.3 hereof.

     During the Escrow Period, the Issuer is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

     3.   DEPOSITS INTO THE ESCROW ACCOUNT.

          3.1 The Issuer agrees that it shall deliver all monies received from subscribers by noon on the business day following the Issuer's receipt of cash monies, or that it shall promptly effect the wire transfer of subscribers' funds, for the payment of Shares to the Escrow Agent for deposit in the Escrow Account. All monies deposited in the Escrow Account are referred to as the "Escrow Amount."

          3.2 All amounts received from subscribers of the Shares shall be in full payment for the Shares purchased and shall be in U.S. dollars in the form of checks, wire transfers, draft or money orders made payable as described in
Section 1.1 herein. Any check, wire transfer, draft or money order made payable other than as set forth in Section 1.1 shall be


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returned to the subscriber by mail the next business day following receipt of such instrument by the Escrow Agent, and such instrument shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

          3.3 Simultaneously with each deposit into the Escrow Account, the Issuer shall deliver to the Escrow Agent two (2) copies of the Subscription Agreement, informing the Escrow Agent in writing of the name and address of the subscriber, the number of Shares subscribed for such subscriber, and the aggregate dollar amount of such subscription.

          3.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which (a) do not represent payment in full of the Shares purchased, and/or (b) are not accompanied by the delivery of two (2) copies of the Subscription Agreement. Cash or wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing, two (2) copies of the Subscription Agreement required with respect to such payments. Until Escrow Agent receives two (2) copies of the Subscription Agreement required with respect to any cash or wire transfers received by Escrow Agent, such funds shall be held by Escrow Agent in a non-interest bearing account until the two (2) copies of the Subscription Agreement have been received, at which time the funds shall be deposited in the Escrow Account.

          3.5 In the event any wire received by Escrow Agent is subject to any Office of Foreign Assets Control ("OFAC") restriction, such funds shall not be deemed to have been accepted for deposit into the Escrow Account, but instead shall be subject to such action as may be required by Escrow Agent to fully comply with all applicable OFAC instructions, rules and regulations.

          3.6 The Escrow Agent shall not be required to accept any amounts representing payments by subscribers, whether by check, wire transfer, draft or money order, except during the Escrow Agent's regular banking hours.

          3.7 Upon confirmation by the Escrow Agent that it has received the Minimum in collected funds, the Escrow Agent shall promptly give notice to the Issuer that the Minimum has been received.

          3.8 In the event that the Escrow Agent has made a disbursement of the Escrow Amount pursuant to Section 4.2 below and the Escrow Period has not terminated pursuant to Section 2 above, upon confirmation by the Escrow Agent that it has received the Maximum in collected funds, taking into account the amounts disbursed pursuant to Section 4.2 below, the Escrow Agent shall promptly give notice to the Issuer that the Maximum has been received.


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     4.   DISBURSEMENTS FROM THE ESCROW ACCOUNT.

          4.1 In the event that at the close of regular banking hours on the Termination Date of the Escrow Period the Escrow Amount shall be less than the Minimum, as indicated by the Subscription Agreements submitted to the Escrow Agent, then the Escrow Agent shall promptly (a) notify each subscriber that the offering contemplated hereby did not close and refund to each subscriber the amount of payment received from such subscriber, without interest thereon, (b) disburse all interest accrued on the Escrow Amount to the Issuer, for the Issuer's transmittal to subscribers in such amounts as shall be determined by the Issuer, and (c) notify the Issuer of its distribution of the Escrow Amount to the subscribers and all accrued interest thereon to the Issuer (less amounts due to the Escrow Agent under this Agreement). The purchase money returned to each subscriber shall be free and clear of any and all claims of the Issuer or any of its creditors.

          4.2 If, at any time prior to or as of the Termination Date, the Escrow Amount is equal to or greater than the Minimum, but less than the Maximum, then the Escrow Agent shall release, upon receipt of written instructions from the Issuer, signed by either Sean P. Lewis or David J. Clancy on behalf of the Issuer, the Escrow Amount, plus all accrued interest thereon, less any amounts due to the Escrow Agent under this Agreement; provided, however, that in no event shall the Escrow Amount be released to the Issuer until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash. In the event the Minimum is achieved and the Escrow Amount, less the deductions noted above, is released to the Issuer before the Termination Date, then the Escrow shall continue until the Termination Date and any additional funds deposited in the Escrow Account shall be released to the Issuer from time to time until the Termination Date upon receipt by the Escrow Agent of joint written instructions to do so from the Issuer, executed by the Issuer as provided above.

          4.3 In the event that the Escrow Agent has made a disbursement of the Escrow Amount plus accrued interest pursuant to Section 4.2 above and (a) the Escrow Agent does receive the Maximum or (b) the Escrow Period terminates pursuant to Section 2 above, then the Escrow Agent shall release, upon receipt of written instructions signed by either Sean P. Lewis or David J. Clancy on behalf of the Issuer, and deliver to the Issuer, the Escrow Amount plus interest accrued thereon, less any amounts due to the Escrow Agent under this Agreement; provided, however, that in no event shall the Escrow Amount be released to the Issuer until such amount is received by the Escrow Agent in collected funds, as defined in Section 4.2 above.

          4.4 With respect to subscriptions not accepted, in whole or in part, by the Issuer, by reason of the Offering becoming fully subscribed prior to the Escrow Agent's receipt of such subscription, or because such subscription is received after the Termination Date, the Escrow Agent shall follow the written (which may be sent by mail or facsimile) instructions of the Issuer with respect to refunding to each subscriber the payments made, pursuant to Section 5.3 below.


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          4.5 Upon disbursement of the Escrow Amount and interest pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the Escrow Amount, together with interest thereon. It is further expressly agreed and understood that Escrow Agent shall have no responsibility to disburse interest to any person other than Issuer, and that it shall be the sole responsibility of Issuer to distribute interest to subscribers, if applicable.

     5.   COLLECTION PROCEDURE.

          5.1 The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

          5.2 Any check returned unpaid to the Escrow Agent shall be returned to the subscriber who submitted the check. In such cases, the Escrow Agent will promptly notify the Issuer of such return.

          5.3 If the Issuer rejects any subscription, in whole or in part, for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Issuer rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

     6. INVESTMENT OF ESCROW AMOUNT. During the entire term of the Escrow Period, the full Escrow Amount shall be held by the Escrow Agent in an interest-bearing bank money market account as described in Section 1.1 hereof at Escrow Agent's office located at 895 Dove Street, Suite 100, Newport Beach, California 92660.

     7. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT. It is understood and agreed that the duties of the Escrow Agent are purely administrative in nature, and that:

          7.1 The Escrow Agent shall not be responsible for the performance by the Issuer of its obligations under this Agreement or under the Prospectus.

          7.2 The Escrow Agent shall not be required to accept any Subscription Agreement pertaining to a subscriber unless such Subscription Agreement is accompanied by or preceded by a check, wire transfer, draft or money order made payable either to the Issuer (and


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endorsed to the order of the Escrow Agent), or to the Escrow Agent, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by any subscriber, except as to the amount and dates of such payments; however, the Escrow Agent shall notify any subscriber, within a reasonable time, of a discrepancy between the amount set forth in any Subscription Agreement and the payment delivered to the Escrow Agent therewith. Such payment need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

          7.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the subscriber any check received which is dishonored, together with the Subscription Agreement, if any, which accompanied such check. In the event that any check received by Escrow Agent hereunder is returned unpaid by the drawee bank, and notwithstanding any other provision contained herein, the Escrow Agent may deduct from the funds held hereunder the amount of said check together with an amount representing the interest payable on said amount for the period during which said funds were credited hereunder and shall notify Issuer of such occurrence.

          7.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of, any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identify of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

          7.5 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of Escrow Agent's willful misconduct or negligence.

          7.6 The Escrow Agent shall issue, make and file a Form 1099-Interest to Issuer with respect to the interest earned on invested funds, in accordance with applicable IRS regulations. If Issuer distributes such interest to subscribers, then such distributions and the filing of appropriate Form 1099's to subscribers shall be the sole responsibility of Issuer.

          7.7 Within two (2) business days after receiving two (2) copies of a Subscription Agreement (accompanied by payment for the Units subscribed for), the Escrow Agent shall send to the Issuer by mail or facsimile (with original to be mailed by first class mail on the same date) one (1) complete copy of the Subscription Agreement.


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     8.   AMENDMENT, RESIGNATION, INTERPLEADER.

          8.1 This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon thirty (30) days' written notice to the Issuer. Should the Escrow Agent resign as herein provided, after the effective date of such resignation it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Amount, but its only duty shall be to hold the Escrow Amount for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed by the Issuer and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, then the resigning Escrow Agent shall pay the Escrow Amount to the successor escrow agent (together with interest thereon), less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the Escrow Amount (together with interest thereon) to each subscriber, and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Escrow Amount, whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of
Section 10 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Escrow Amount to a successor escrow agent or distribution of the Escrow Amount pursuant to this Section 8.1.

          8.2 Should the parties not designate a successor agent within 35 days of the Escrow Agent's resignation, or should any dispute arise with respect to the Escrow, the Escrow Amount, this Agreement or the escrowed property, Escrow Agent may deposit the Escrow Amount with a court of competent jurisdiction and interplead such dispute and the parties will hold Escrow Agent harmless and indemnify it against all consequences and expenses which may be incurred, including Escrow Agent's reasonable attorneys fees.

     9. REPRESENTATIONS AND WARRANTIES. The Issuer represents and warrants to the Escrow Agent that:

          9.1 No party other than the parties hereto and the subscribers have, or shall have, any lien, claim or security interest in the Escrow Account or any part thereof.

          9.2 All of the information contained herein is, as of the date hereof, and will be at the time of disbursement of the Escrow Amount, true and correct.

     10. FEES AND EXPENSES. The Issuer shall pay the Escrow Agent a fee for its escrow services in the amount of $1,500, payable upon execution of this Agreement. The Issuer shall pay the Escrow Agent a processing charge of $10 per subscriber, whether or not the Escrow is completed, due upon the closing or termination of the Escrow and a fee of $10.00 per returned subscription funds check if the Escrow is not completed, payable upon Escrow Agent's written demand. The Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred


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in connection with this Agreement, including, but not limited to, reasonable counsel fees not to exceed $500. If it is necessary for the Escrow Agent to return funds to the subscribers of the Shares, the Issuer shall pay to the Escrow Agent such funds as may be required to pay the Escrow Agent its fees, costs and expenses, including indemnification for any damages incurred by the Escrow Agent. However, no such fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

     11.  INDEMNIFICATION AND CONTRIBUTION.

          11.1 Notwithstanding the provisions of paragraph 10, the Issuer agrees to indemnify the Escrow Agent and its officers, directors, employees, agents, parent and affiliates (jointly and severally the "Indemnitees") and the Issuer agrees to hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought or threatened against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or negligence of the Indemnitees.

          11.2 The provisions of this Section 11 shall survive any termination of this Agreement, whether by disbursement of the Escrow Amount, resignation of the Escrow Agent or otherwise.

          11.3 The Issuer will not make any reference to Harbor National Bank in connection with the Offering except with respect to its role as Escrow Agent hereunder and in no event will the Issuer state or imply that the Escrow Agent has investigated or endorsed the Offering or the Shares in any manner whatsoever.

     12. GOVERNING LAW AND ASSIGNMENT. This Agreement shall be construed in accordance with and governed by the laws of the State of California. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     13. NO DUTY TO PAY TAXES. The Escrow Agent shall have no duty or responsibility to pay any federal, state or local income taxes on any escrowed property or to make or file any tax returns or other governmental reports. The escrowed property shall be considered to be the property of the respective investor for all tax purposes.

     14. NOTICES. Any notice, request, demand and other communication which any party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission (with the original mailed by first class mail on the same date), addressed to such other party as follows:


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     If to Issuer:                  InPurple, Inc.
                                    600 Anton Blvd., 11th Floor
                                    Costa Mesa, CA  92626
                                    Sean P. Lewis,
                                    Chairman and CEO

     If to Escrow Agent:            Harbor National Bank
                                    895 Dove Street, Suite 100
                                    Newport Beach, California  92660
                                    ATTN:  Deborah Scott
                                    Fax:  (949) 852-8844

     With a copy to:                Mr. David T. Blankenhorn
                                    President and Chief Executive Officer
                                    Harbor National Bank
                                    34180 Pacific Coast Highway
                                    Dana Point, CA  92629
                                    Fax:  (949) 496-7859

or to such other address as any party hereto may hereafter designate to the other parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

     15. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to the person or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     16. CERTIFICATE OF AUTHORIZATION OF OFFICERS. The Issuer represents and warrants that the following named officers of the Issuer, are now acting and qualified to sign on behalf of the Issuer, EITHER ACTING ALONE, all written instructions, consents, waivers, notices, documents, instruments and certificates of the Issuer, in accordance with and as provided in the bylaws of the Issuer, that the specimen signatures appearing opposite the names and titles set forth below are the genuine signatures of such officer and that said officers hold the titles of the Issuer described below. The Escrow Agent is further authorized to recognize these signatures until Escrow Agent receives written instructions to the contrary from Issuer.


Sean P. Lewis, Chairman and CEO             , will sign /s/ SEAN P. LEWIS
--------------------------------------------            ------------------------
Printed Name and Title                                        Signature

David J. Clancy, Director                   , will sign /s/ DAVID J. CLANCY
--------------------------------------------            ------------------------
Printed Name and Title                                        Signature


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     17.  EXECUTION IN SEVERAL COUNTERPARTS. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the day and year first above written.

                  Issuer:          InPurple, Inc.,
                                   a Delaware corporation

                                   By:     /s/ SEAN P. LEWIS
                                           ------------------------------------
                                           Sean P. Lewis
                                           Chairman and CEO

                                   By:     /s/ DAVID J. CLANCY
                                           ------------------------------------
                                           David J. Clancy
                                           Director

                  Escrow Agent:    Harbor National Bank
                                   a national banking association

                                   By:     /s/ DAVID T. BLANKENHORN
                                           ------------------------------------
                                           David T. Blankenhorn
                                           President and Chief Executive Officer


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